UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2016

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On February 23, 2016, Amgen Inc. (the “Company”) commenced and priced an offering of CHF 700,000,000 aggregate principal amount of bonds due 2023 (the “2023 Bonds”). The Bonds are being sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold within the United States. Interest on the Bonds will be paid annually in arrears at a rate of 0.410% per annum. The Bonds will incorporate the terms of the Bonds, as set out in a listing prospectus to be submitted to SIX Swiss Exchange. Settlement for the offering is expected to occur on March 8, 2016, subject to the execution of a bond purchase agreement and the satisfaction of customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: February 23, 2016	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Senior Vice President, General Counsel and Secretary